UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2018

ENPHASE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35480	20-4645388
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

47281 Bayside Parkway
Fremont, CA 94538
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (707) 774-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ¨

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Accounting Officer
On October 1, 2018, Mandy Yang was appointed to serve as the Vice President and Chief Accounting Officer, Corporate Treasurer and Head of Corporate Tax of Enphase Energy, Inc. (the “Company” or “Enphase”). In this role, Ms. Yang will also serve as the Company’s Principal Accounting Officer, effective immediately, reporting to Enphase’s Chief Financial Officer.

Prior to joining Enphase, Ms. Yang, age 43, served as senior director and group controller at Tesla, Inc. from February 2017 to September 2018. Before Tesla, Ms. Yang held various positions at SunPower Corporation from August 2011 to February 2017, most recently serving as senior director and division controller of the Global Distributed Generation Division at SunPower and concurrently as the chief accounting officer and corporate controller of 8point3 Energy Partners. Before joining SunPower in August 2011, Ms. Yang held a variety of senior key finance positions at Spansion, Inc. from 2006 to 2011, including leading the SEC financial reporting group and corporate treasury function as well as the corporate R&D financial planning and analysis role. Prior to 2006, Ms. Yang was an internal auditor at Synnex Corporation, and an auditor with Deloitte and Touche. Ms. Yang is a California Certified Public Accountant and a Chartered Financial Analyst. She earned her master’s degree in business administration with a dual major in accounting and finance from the University of Illinois at Urbana-Champaign.

There are no family relationships between Ms. Yang and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which Ms. Yang has an interest requiring disclosure on the part of the Company under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Ms. Yang will receive an annual base salary of $265,000 and a hiring bonus of $15,000 and will be eligible for an additional annual bonus opportunity target of 35% of her base salary. In addition to her cash compensation, Ms. Yang will receive a grant of 150,000 restricted stock units (“RSUs”) under the terms of the Company’s 2011 Equity Incentive Plan (the “Plan”), which will vest over four years from her appointment based on her continued service with the Company. Additionally, Ms. Yang will receive a grant of 37,000 performance RSUs under the terms of the Plan, which will vest upon the achievement of certain performance targets set by the Board of Directors to be accomplished during the first 12 months of her employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2018	ENPHASE ENERGY, INC.

	By:	/s/ Badrinarayanan Kothandaraman
Badrinarayanan Kothandaraman
President and Chief Executive Officer